                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [_]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                      SAFEGUARD HEALTH ENTERPRISES, INC.
- --------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


- --------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                       SAFEGUARD HEALTH ENTERPRISES, INC.

              505 NORTH EUCLID STREET, ANAHEIM, CALIFORNIA  92801



                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                       TO BE HELD WEDNESDAY, MAY 24, 1995


     Notice is hereby given that the Annual Meeting of Stockholders of Safeguard Health Enterprises, Inc., a Delaware Corporation (the "Company") will be held at the executive offices of the Company, located at 505 North Euclid Street, Fourth Floor, Anaheim, California 92801 on Wednesday, May 24, 1995, at 4:00 o'clock p.m., Pacific Daylight Time, for the following purposes:


     1. To elect three directors to serve for a three-year term expiring in 1998 and until their respective successors are duly qualified and elected; and

     2. To transact such other business as may properly come before the meeting or any adjournments thereof.


     In accordance with the Bylaws of the Company, the Board of Directors has fixed the close of business on Friday, March 31, 1995, as the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

     Representation of at least a majority of all outstanding shares of the Company's Common Stock is required to constitute a quorum. Accordingly, it is important that your stock be represented at the meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE TO BE SURE THAT YOUR SHARES ARE VOTED. No proxy will be used if the stockholder is personally present at the Annual Meeting and expresses a desire to vote such shares in person.


                                           BY ORDER OF THE BOARD OF DIRECTORS,

                                           RONALD I. BRENDZEL
                                           Secretary



April 20, 1995
Anaheim, California

                       SAFEGUARD HEALTH ENTERPRISES, INC.

              505 NORTH EUCLID STREET, ANAHEIM, CALIFORNIA  92801



                                PROXY STATEMENT


                         ANNUAL MEETING:  MAY 24, 1995

                              GENERAL INFORMATION

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of SAFEGUARD HEALTH ENTERPRISES, INC., a Delaware corporation (the "Company"), of proxies to be voted at the Annual Meeting of Stockholders (the "Annual Meeting") which will be held at the executive offices of Safeguard Health Enterprises, Inc., 505 North Euclid Street, Fourth Floor, Anaheim, California 92801 on Wednesday, May 24, 1995, at 4:00 o'clock p.m., Pacific Daylight Time, and any adjournments or postponements thereof. This Proxy Statement, Notice of Annual Meeting of Stockholders and enclosed proxy card are being mailed to stockholders on or about April 20, 1995.

     This Proxy Statement differs in form and content from the Company's prior Proxy Statements reflecting recent changes to the Securities and Exchange Commission's rules on executive compensation disclosure.

                        COSTS OF SOLICITATION OF PROXIES

     The entire cost of soliciting proxies will be borne by the Company. Arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to the beneficial owners of stock and such persons may be reimbursed for their expenses. Proxies may be solicited by directors, officers or employees of the Company in person or by telephone or telegraph. No additional compensation will be paid to these individuals for such services. Except as described above, the Company does not intend to solicit proxies other than by mail. This Proxy is being solicited on behalf of the Board of Directors. The Company may also reimburse nominee holders and their agents for any direct costs that they may incur in obtaining from their stockholders authorizations to execute proxies.

       OUTSTANDING SECURITIES AND VOTING RIGHTS; REVOCABILITY OF PROXIES

     The close of business on March 31, 1995 was the record date for stockholders entitled to notice of and to vote at the Annual Meeting. As of that date, there were 4,464,503 shares of the Company's Common Stock, $.01 par value (the "Common Stock"), issued and outstanding, not including those shares held as treasury stock. All of the shares of the Company's Common Stock outstanding on the record date, are entitled to vote at the Annual Meeting. Under the General Corporation Laws of the State of Delaware, each share is entitled to one vote which means a simple majority of the voting shall be sufficient to vote for all proposals.

     A stockholder giving a proxy pursuant to the present solicitation may revoke it at any time before it is exercised by giving a subsequent proxy or by delivering to the Secretary of the Company a written notice of revocation prior to the voting of the proxy at the Annual Meeting. No proxy will be used if the stockholder is personally present at the Annual Meeting and expresses a desire to vote such shares in person.

     The purpose of the Annual Meeting and the matters to be acted upon are set forth in the preceding Notice of Annual Meeting of Stockholders. Shares of the Company's Common Stock represented by proxies in the accompanying form which are properly executed and returned will be voted at the Annual Meeting of Stockholders in accordance with the stockholders' instructions contained therein. In the absence of contrary instructions, shares represented by such proxies will be voted FOR all proposals herein. As of the date of this Proxy Statement, the Board of Directors knows of no other business which will be presented for consideration at the Annual Meeting other than is set forth herein. However, if any such other business shall properly come before the Annual Meeting, votes will be cast pursuant to said proxies in respect of any such other business in accordance with the judgment of the persons acting thereunder. The enclosed proxy confers discretionary authority with respect to any other proposals which properly may be brought before the Meeting.

                   PROPOSAL NO. 1 - ELECTION OF DIRECTORS

Board of Directors and Nominees

     The nominees for the Board of Directors are Ronald I. Brendzel, a current officer and director, Michael M. Mann, Ph.D., a current director, constituting all of the Directors of Class II of the Company's three classes of directors, and Bradford M. Boyd, D.D.S., not presently a member of the Board of Directors. At the Company's meeting of the Board of Directors held in March 1995, the number of members of the Board of Directors was increased from six to seven. Mr. Brendzel, Dr. Mann and Dr. Boyd have been nominated to serve as Class II Directors for a three-year term and until their successors are duly qualified and elected. The proxy holders intend to vote all proxies received by them in the accompanying form for the nominees unless otherwise instructed. In the event any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them for Mr. Brendzel, Dr. Mann, and Dr. Boyd. As of the date of this Proxy Statement, management has no reason to believe that any nominee will be unavailable.

     The following information sets forth biographical information as of March 31, 1995, of the nominees for director and of other directors who will continue in office after the Annual Meeting:

                                                                                  DIRECTOR   CLASS AND YEAR
            NAME                AGE      PRINCIPAL OCCUPATION                      SINCE      TERM EXPIRES
- -----------------------------   ---   -----------------------                     --------   --------------
Alvin M. Baileys                 72   Chairman and Chief Executive Officer of     1974       Class I/1997
                                      the Company

Steven J. Baileys, D.D.S.        41   Vice Chairman, President and Chief          1974       Class III/1996
                                      Operating Officer of the Company

Ronald I. Brendzel, J.D.         45   Senior Vice President, Secretary and        1989       Class II/1995
                                      Treasurer of the Company

Michael M. Mann, Ph.D.           55   President, Blue Marble Development          1987       Class II/1995
                                      Group, Inc.

William  E. McKenna              75   General Partner, MCK Investment             1983       Class I/1997
                                      Company

George H. Stevens                41   President, Belle Haven Marina, Inc.         1989       Class III/1996

Bradford M. Boyd, D.D.S.         44   Dentist, Bradford M. Boyd, D.D.S              -        (1)

(1) Dr. Boyd was selected by the Nominating Committee of the Board of Directors to stand for election as a Class II Board Member with a proposed term to expire in 1998.

     Mr. Baileys is a founder of the Company and has served as its Chairman of the Board and Chief Executive Officer since its inception in 1974. He is the father of Steven J. Baileys, D.D.S., Vice Chairman, President, Chief Operating Officer and a Director of the Company, and the father-in-law of Ronald I. Brendzel, Senior Vice President, Treasurer, Secretary and a Director of the Company.

     Dr. Baileys is Vice Chairman, President, Chief Operating Officer and a Director of the Company. He has been President and Chief Operating Officer since 1981 and Vice Chairman since 1985. From 1975 until 1981, Dr. Baileys served in a variety of executive and administrative capacities with the Company. Dr. Baileys is also licensed to practice dentistry in the State of California.

     Mr. Brendzel is Senior Vice President, Treasurer, Secretary and a Director of the Company. He was Vice President-Corporate Development from August 1980 to April 1986, General Counsel from August 1980 to May 1987 and held various executive and administrative positions from July 1978 until August 1980. Mr. Brendzel is a member of the California State Bar and is licensed to practice law in the State of California. He is also a member of the California Knox-Keene Health Care Service Plan Advisory Committee, which assists the California Department of Corporations in regulating prepaid health care plans. Mr. Brendzel is also a former member of the Texas Health Maintenance Organization Solvency Surveillance Committee which assists the Texas Department of Insurance in regulating health maintenance organizations.

     Dr. Mann has been a Director of the Company since May 1987. He is also President of Blue Marble Development Group, Inc., an international corporate development and consulting group. During the period from September 1987 to July 1988, Dr. Mann was a Senior Consultant of Arthur D. Little, Inc. From August 1986 until September 1987, Dr. Mann was a partner of Mann, Kavanaugh, Chernove & Associates, a business development firm. He was President, Chief Executive Officer and a director of Helionetics, Inc., a defense, energy and signal information processing company, from December 1984 to July 1986, and Executive Vice President from April to December 1984. Dr. Mann is currently a director of Datum, Inc. and Management Technology, Inc.

     Mr. McKenna has been a Director of the Company since September 1983.
Since December 1977, Mr. McKenna has been a general partner of MCK Investment Company, a private investment company. Mr. McKenna was Chairman of the Board of Technicolor, Inc. from 1970 to 1976 and was formerly Chairman of the Board and Chief Executive Officer of Hunt Foods & Industries, Inc. and its successor, Norton Simon, Inc. From 1960 to 1967, Mr. McKenna was associated with Litton Industries, Inc. as a Director and in various executive capacities. He is currently a Director of California Amplifier, Inc., Calprop Corporation, Drexler Technology Corporation, Midlantic Corporation, Midlantic National Bank, WMS Industries, Inc., and Williams Hospitality Group, Inc.

     Mr. Stevens has been a director of the Company since May 1989. Since 1982, he has been President of Belle Haven Marina, Inc., a privately held leisure and recreational organization located in Virginia. He is also President of Kingfish Corporation, a privately held corporation which is engaged in the business of chartering pleasure yachts in the mid Atlantic region. Mr. Stevens is also the owner of Mariner Sailing School located in Virginia. Mr. Stevens' combined organization is the largest operator of recreational vessels in the Washington D.C. area.

     Dr. Boyd is a licensed dentist and sole proprietor of Bradford M. Boyd, D.D.S. in Lancaster, California. Dr. Boyd also is a private investor. He is a member of the American Dental Association, California Dental Association, serves on various committees of the associations, and is President of the San Fernando Valley Dental Society. He is also a member of the Board of Directors of High Desert Children's Dental, a charity organization providing free services to underprivileged children.

                     THE BOARD OF DIRECTORS AND COMMITTEES

     The Board of Directors conducted five meetings during fiscal year 1994.
All of the persons who were Directors of the Company during fiscal year 1994 attended at least 75% of (i) the total number of Board of Director meetings and
(ii) the total number of meetings held by the committee on which they served during fiscal year 1994.

Compensation of Directors

     Directors who were not otherwise employed by the Company were paid an annual fee of $15,000 during fiscal 1994. Each non-employee Board member, pursuant to the Company's Automatic Option Grant program, received an automatic option grant on November 14, 1994 to purchase 2,000 shares of the Company's Common

Stock under its Stock Option Plan with an exercise price of $9.00 per share, the market price of the Common Stock on the grant date. Each option has a maximum term of ten years and will become exercisable for all of the option shares upon the optionee's completion of one year of Board service measured from the grant date.

Audit Committee

     The Audit Committee is composed of Messrs. McKenna and Mann and is chaired by Mr. McKenna. The Audit Committee met three times in fiscal 1994. The functions performed by the Audit Committee include recommendations to the Board of Directors regarding the selection of independent accountants to serve the Company for the ensuing year, reviewing with the independent accountants and management the general scope and results of the Company's annual audit, the fees charged by the independent accountants and other matters relating to internal control systems. In addition, the Audit Committee is responsible for reviewing and monitoring the performance of non-audit services by the Company's auditors and for recommending the engagement or discharge of the Company's independent accountants.

Nominating Committee

     The Nominating Committee consists of Messrs. McKenna, Mann and Stevens and chaired by Dr. Mann. The primary responsibilities of the Nominating Committee are to consider and make recommendations to the full Board of Directors of candidates to serve as Directors of the Company. The Nominating Committee met on March 27, 1995 and recommended Ronald I. Brendzel, Michael M. Mann and Bradford M. Boyd, D.D.S. to serve as Directors of the Company. All members of the Nominating Committee attended this meeting. The Nominating Committee will not consider nominees recommended by stockholders.

Compensation Committee

     The Company's Compensation Committee is composed of Messrs. Baileys, Mann, McKenna and Stevens and is chaired by Mr. Baileys. All members of the Compensation Committee are non-employee directors, with the exception of Mr. Baileys who is an officer of the Company. The Committee is responsible for approving and reporting to the Board of Directors on the annual compensation for all officers, including salary and perquisites. There were no meetings held by the Committee during fiscal 1994.

Stock Option Committee

     The Stock Option Committee consists of Messrs. McKenna, Mann and Stevens and is chaired by Mr. McKenna. All members of this Committee are non-employee directors of the Company. The Committee is primarily responsible for the administration of the Company's Employee Stock Option Plan and Employee Stock Purchase Plan. There were no meetings held by the Committee during fiscal 1994.

                              CERTAIN TRANSACTIONS

     Since January 1, 1983, the Company has leased property for a dental office located in Riverside, California from Community Dental Properties ("Properties"), a general partnership of which Alvin M. Baileys, Steven J. Baileys, D.D.S., Ronald I. Brendzel, and other former employees of the Company are partners. The partnership interests are as follows: Mr. Baileys, 35.84%; Dr. Baileys, 10%; Mr. Brendzel, 2.5%; and other former employees of the Company, 51.66%. The lease requires monthly payments of $1,200. The lease is for a term through December 31, 1995. During fiscal 1994, the Company paid Properties $13,200 under the lease.

                        SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth the beneficial ownership of the Common Stock of the Company as of March 31, 1995 by each director, each executive officer named in the Summary Compensation Table below and all current directors and officers as a group. All shares are subject to the named person's sole voting and investment power, except where otherwise indicated.

                                           SHARES       APPROXIMATE
                                        BENEFICIALLY    PERCENT OF
NAME                                      OWNED (1)        CLASS
- -------------------------------------   ------------    -----------
Alvin M. Baileys (2)                       813,461          18.2
Steven J. Baileys, D.D.S. (3)              816,666          18.3
Ronald I. Brendzel, J.D. (4)               161,573           3.6
William E. McKenna (5)                      22,500            *
Kent D. Rademacher (6)                      19,999            *
Michael M. Mann, Ph.D. (7)                  15,000            *
George H. Stevens (8)                       10,000            *
Wayne K. Butts (9)                           5,000            *
All current officers and directors
   as a group (9 persons)                1,864,199          41.8
* Less than 1%

(1) Some of the stockholders included in this table reside in states having community property laws under which the spouse of a stockholder in whose name securities are registered may be entitled to share in the management of their community property which may include the right to vote or dispose of such shares, and includes options to purchase 448,666 shares of Common Stock exercisable as of March 31, 1995, or within 60 days thereafter.

(2) These shares held of record by the Baileys Family Trust over which Alvin
    M. Baileys shares voting and investment power with the Trustee of the Trust, and includes options to purchase 158,667 shares of Common Stock. The amount indicated does not include 190,306 shares of Common Stock held in various Trusts for the benefit of Mr. Baileys' grandchildren, or 150,000 shares of Common Stock held by the Alvin and Geraldine Baileys Foundation. Mr. Baileys disclaims beneficial ownership of such shares held in Trust for his grandchildren, and held by the aforementioned Foundation.

(3) Includes options to purchase 171,666 shares of Common Stock.

(4) Includes options to purchase 50,000 shares of Common Stock.

(5) Includes options to purchase 15,000 shares of Common Stock.

(6) Represents options to purchase 19,999 shares of Common Stock.

(7) Represents options to purchase 15,000 shares of Common Stock.

(8) Represents options to purchase 10,000 shares of Common Stock.

(9) Represents options to purchase 5,000 shares of Common Stock.

                         COMPLIANCE WITH SECTION 16(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


     Section 16(a) of the Securities Act of 1934 (the "Exchange Act") requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file by specific dates with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company on Forms 3, 4 and 5. Officers, directors and greater than ten-percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. The Company is required to report any failure to file by the relevant due date any of these reports based solely on the Company's review of copies of such reports furnished to it and written representations received by the Company that the filing of a Form 5 was not required. Based upon this review, the Company is not aware of any person who at any time during 1994, was a director, officer or a beneficial owner of more than ten percent of any class of equity securities of the Company registered pursuant to the Exchange Act that failed to file on a timely basis reports required by Section 16(a) of the Exchange Act during 1994.


                             PRINCIPAL STOCKHOLDERS

     The following table sets forth information with respect to those persons who, to the Company's knowledge, beneficially owned 5% or more of the Company's Common Stock as of March 31, 1995, except with respect to Dimensional Fund Advisors, Inc., Brinson Partners, Inc., T. Rowe Price Associates, Inc. and College Retirement Equities Fund, which are stated as of December 31, 1994, based on filings made with the Securities and Exchange Commission. For purposes of this Proxy Statement, beneficial ownership of securities is defined in accordance with the rules and regulations of the Securities and Exchange Commission and generally means the power to vote or dispose of securities regardless of any economic interest therein.

                                             APPROXIMATE
                                          AMOUNT AND NATURE
                                            OF BENEFICIAL      PERCENT
NAME OF BENEFICIAL OWNER                    OWNERSHIP (1)      OF CLASS
- --------------------------------------    ------------------   --------
Baileys Family Trust (2)(3)                     813,461          18.2
Steven J. Baileys, D.D.S. (2)(4)                816,666          18.3
Brinson Partners, Inc. (5)                      477,000          10.7
T. Rowe Price Associates, Inc. (6)              434,000           9.7
Dimensional Fund Advisors, Inc. (7)             320,800           7.2
College Retirement Equities Fund (8)            233,700           5.2

(1) Except as otherwise stated herein, the persons and entities named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable, and include all shares held of record on March 31, 1995, and shares subject to options outstanding and exercisable within 60 days thereafter.

(2) The address of each such person is c/o Safeguard Health Enterprises, Inc., 505 North Euclid Street, P.O. Box 3210, Anaheim, California 92803-3210.

(3) Alvin M. Baileys, an officer and director of the Company, shares voting and investment power with respect to the shares indicated with the Baileys Family Trust. The shares indicated include options to purchase 158,667 shares of Common Stock. The amount indicated does not include 190,306 shares of the Company's Common Stock held in various trusts for the benefit of Mr. Baileys' grandchildren, or 150,000 shares of Common Stock held by the Alvin and Geraldine Baileys Foundation. Mr. Baileys disclaims beneficial ownership of such shares held in trust for his grandchildren, and held by the aforementioned Foundation.

(4) Steven J. Baileys, D.D.S., an officer and director of the Company, has sole voting and investment power with respect to the shares indicated. The shares indicated include options to purchase 171,666 shares of Common Stock.

(5) Brinson Partners, Inc. ("BPI"), a wholly owned subsidiary of Brinson Holdings, Inc. ("BHI") and Brinson Trust Company ("BTC"), a wholly owned subsidiary of BPI, Three First National Plaza, Chicago, Illinois, 60602-4298 have sole voting and dispositive power of 199,869 shares and 277,131 shares, respectively, of the Company's Common Stock. A Schedule 13G was filed on February 9, 1995, with the Securities and Exchange Commission with respect to the shares acquired.

(6) These securities are owned by various individual and institutional investors including T. Rowe Price Small Cap Value Fund, Inc., which owns 434,000 shares of the Company's Common Stock, and T. Rowe Price Associates, Inc. which owns 34,000 shares of the Company's Common Stock, representing a total of 9.7% of the shares outstanding, which T. Rowe Price Associates, Inc. ("Price Associates") serves as investment advisor with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities. A Schedule 13G was filed on February 14, 1995, with the Securities and Exchange Commission with respect to the shares acquired The address of T. Rowe Price Associates, Inc. is 100 E. Pratt Street, Baltimore, Maryland 21202.

(7) Dimensional Fund Advisors, Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 320,800 shares of the Company's common stock as of December 31, 1994, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, the DFA Investment Trust Company, a registered open-end investment company, or the DFA Group Trust and the DFA Participating Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional serves as investment manager. Dimensional expressly disclaims beneficial ownership of such shares. Dimensional is located at 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401. A Schedule 13G was filed on February 9, 1995 with the Securities and Exchange Commission with respect to the shares acquired.

(8) College Retirement Equities Fund, located at 730 Third Avenue, New York,
    New York 10017-3206, has sole voting and investment power with respect to the shares indicated. A Schedule 13G statement was filed on February 10, 1995, with the Securities and Exchange Commission with respect to the shares acquired.

                       COMPENSATION OF EXECUTIVE OFFICERS

          The following table discloses compensation received by the Company's Chief Executive Officer and the four remaining most highly paid executive officers for the previous three fiscal years ended December 31, 1994, 1993 and 1992.

                           SUMMARY COMPENSATION TABLE

                                                                                       Long Term
                                                                                     Compensation
                                                  Annual Compensation                   Awards
                                                  -------------------                ------------
      Name and Principal Position          Year        Salary ($)        Bonus ($)    Options (#)
- ----------------------------------------   -----  -------------------    ---------   ------------
Alvin M. Baileys, Chairman of the          1994         300,000              *             *
    Board and Chief Executive Officer      1993         300,000              *           35,000
                                           1992         300,000              *             *

Steven J. Baileys, D.D.S.,                 1994         300,000            20,000          *
    Vice Chairman, President and           1993         300,000             7,750        45,000
    Chief Operating Officer                1992         300,000              *             *

Kent D. Rademacher, Senior Vice            1994         200,000            15,000          *
    President, Director of Dental Office   1993         200,000            10,000        30,000
    Operations                             1992         175,000              *            5,000

Ronald I. Brendzel, J.D., Senior           1994         152,004            10,000          *
    Vice President, Treasurer and          1993         146,000             7,500        20,000
    Secretary                              1992         140,000              *             *

Wayne K. Butts, Senior  Vice               1994          95,000             2,500          *
    President, Director Client Services    1993          95,000              *           10,000
                                           1992          95,000              *             *
*  NONE


       EMPLOYMENT AGREEMENTS AND TERMINATION OF EMPLOYMENT ARRANGEMENTS

          The Company has a written employment agreement with Alvin M.
Baileys. The employment agreement for Mr. Baileys is for a term through December 31, 1996 and provides for an annual salary of $300,000. The Company may terminate the employment agreement for cause. In addition, in the event of the purchase of 33 1/3% or more of the outstanding shares of the Company's Common Stock pursuant to any tender or exchange offer by any person other than the Company, the employee has the option of terminating the employment agreement and not being bound by the terms and conditions of the non-competition clause contained in each such employment agreement. In the event of termination of the employment agreement, neither the employee nor the Company have any continuing obligations under such agreement.

                                 STOCK OPTIONS

            The following table contains information concerning the grant of stock options during the fiscal year ended December 31, 1994 to the named executives:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                  Potential Realizable Value at
                                                                               Assumed Annual Rates of Stock Price
                                                                                            Appreciation
                          Individual Grants                                               for Option Term
- ----------------------------------------------------------------------------   -----------------------------------
                                                  %  of Total
                           Number of Securities    Options/SARs
                               Underlying           Granted to    Exercise or
                              Options/SARs          Employees     Base Price    Expiration                             Grant Date
Name                            Granted          in Fiscal Year   ($/Share)        Date      5%($)     10%($)       Present Value($)
- -------------------------  --------------------  ---------------  -----------   ----------   -----     ------       ----------------
Alvin M. Baileys                   -0-                 -0-            -0-           -0-       -0-       N/A               N/A
Steven J. Baileys, D.D.S.          -0-                 -0-            -0-           -0-       -0-
Kent D. Rademacher                 -0-                 -0-            -0-           -0-       -0-
Ronald I. Brendzel, J.D.           -0-                 -0-            -0-           -0-       -0-
Wayne K. Butts                     -0-                 -0-            -0-           -0-       -0-

OPTION EXERCISES AND HOLDINGS

          The following table provides information with respect to the named executive officers and indicated groups concerning the exercise of options during fiscal year December 31, 1994 and unexercised options held as of December 31, 1994.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR 1994
                            AND FY-END OPTION VALUES

                                                                           Number of Securities
                                                                          Underlying Unexercised      Unexercised In-the-Money
                                                                           Options at FY-End(#)         Options at Fy-End($)
                                  Shares Acquired                            Exercisable(E)/              Exerciseable(E)/
            Name                  on Exercise (#)    Value Realized($)       Unexercisable(U)          Unexercisable(U)(1)(2)
- -------------------------         ---------------    ----------------    -----------------------      ------------------------
Alvin M. Baileys                        -0-                 -0-               158,667/23,333                   147,000/0
Steven J. Baileys, D.D.S.             50,000              448,250             171,666/23,334                   150,000/0
Kent D. Rademacher                      -0-                 -0-                19,999/15,001                  3,333/1,667
Ronald I. Brendzel, J.D.                -0-                 -0-                40,000/10,000                    30,000/0
Wayne K. Butts                         6,667               65,003               4,000/6,000                       -0-
All current executive officers as
  a group (8 persons)                 70,001              592,845             374,000/95,000                 330,333/1,667
All current directors who are
  not executive officers as a           -0-                 -0-               40,000/12,000                  34,000/6,000
    group (3 persons)
All employees, who are not
  executive officers as a group
  (5 persons)                           -0-                 -0-                4,667/9,333                        -0-

(1) Assumes a price per share of $9.25 as of December 31, 1994. Gains are reported net of the option exercise price but before taxes associated with exercise. Actual gains, if any, on stock option exercises are dependent on future performance of the Common Stock, as well as the optionee's continued employment throughout the vesting period.

(2) No stock appreciation rights were outstanding at the end of the 1994 fiscal year or exercised during that year.

           REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION


Compensation Philosophy

     The Compensation Committee of the Board of Directors has the responsibility for establishing the base salary of the Executive Officers and approving the bonus grants made to these individuals. The Committee's decisions will, however, be subject to review by the full Board of Directors. Option grants to Executive Officers are made under the Company's Stock Option Plan by the Stock Option Committee. The membership of this latter committee is the same as that of the Compensation Committee, except that Mr. Baileys does not serve on the Stock Option Committee.

     The Company applies a consistent philosophy to compensation for all employees, including senior management. This philosophy is based on the premise that the achievements of the Company result from the coordinated efforts of all individuals working toward common objectives. The Company strives to achieve those objectives through teamwork focused on meeting the expectation of its clients and stockholders.

     Since its inception, the Company has maintained the philosophy that executive compensation levels should be competitive and consistent with that provided to others in the managed health care industry to assist the Company in attracting and retaining qualified executives critical to the Company's long term success. The Compensation Committee will follow this philosophy in setting the compensation levels for the Executive Officers. Accordingly, the compensation package of each Executive Officer will continue to be comprised of three elements: (i) base salary which reflects individual performance and contribution to the Company, (ii) annual bonus awards payable in cash and tied to the Company's achievement of financial targets, and (iii) long-term stock based incentive awards designed to strengthen the mutuality of interests between the Executive Officers and the Company's stockholders.


Cash Based Compensation

     Consistent with the Company's position, the Committee's approach to base compensation is to offer competitive salaries in comparison with market practices. Salary decisions are based on an annual review considering the decision-making responsibilities of each position and the experience, work performance, and team-building skills of position incumbents. No increases were made to salaries of any Executive Officer during the fiscal 1994.

     The Compensation Committee did not provide for any qualifying compensation to be paid to any Executive Officer for deductibility under Section 162(m) of the Internal Revenue Code for 1994. The Compensation Committee has not provided for such qualifying compensation and does not intend on providing for such qualifying compensation to its Executive Officers in the foreseeable future.

     The compensation of the Chief Executive Officer for the fiscal year ending December 31, 1994 was determined pursuant to a three year employment agreement entered into prior to the fiscal year.

     The cash salary of each of the other Executive Officers is determined by the individual's performance and past and potential contributions to the Company. This particular component of executive compensation is not affected to any significant extent by the Company performance factors. However, the Compensation Committee believes that the Company's use of stock options as the main supplement to base salary, results in the compensation of its Executive Officers and other key employees as being related to the Company's performance.

     Bonuses.  The Compensation Committee, through recommendations to and
     -------
approval by the Board of Directors, has in the past and may in the future, authorize the payment of discretionary bonus compensation based upon an assessment of an individual's exceptional contributions to the Company. Bonuses are based upon the overall achievement in increasing the Company's revenue, its level of profitability and increasing the number of members covered by the benefit plans provided by the Company during 1994, notwithstanding the overall decline in the economy in many of the markets in which the Company operates. In 1993, the Compensation Committee recommended bonus compensation to several Executive Officers as set forth on the Summary Compensation Table, paid in 1994.

     As a general matter, the Compensation Committee endorses the philosophy that executive compensation should reflect company performance. The Company, to date, has not yet adopted any compensation plans which are tied directly to Company performance by formula.


Equity Based Compensation

     The Executive Officers have, from time to time, received option grants under the Company's Stock Option Plan. The purpose of this plan is to provide such individuals with additional incentives to maximize stockholder value. The Stock Option Plan also utilizes vesting periods to encourage key employees to continue in the employ of the Company. The size of the option grant to each Executive Officer is set at a level which is intended to create a meaningful opportunity for stock ownership based upon the individual's current position with the Company and may also be based in part upon Company performance factors such as earnings per share and revenue growth. However, the extent to which these latter factors are taken into consideration will vary from individual to individual in the Stock Option Committee's sole discretion. In 1994, the Compensation Committee did not grant any stock options to any Executive Officer.


                                                COMPENSATION COMMITTEE

                                                Michael M. Mann
                                                William E. McKenna
                                                George H. Stevens
                                                Alvin M. Baileys


          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION


     Each member of the Compensation Committee, other than Mr. Baileys, is a non-employee director who has not previously been an officer or employee of the Company. Mr. Baileys, the Company's Chief Executive Officer and Chairman of the Board, is excluded from participation in any Compensation Committee deliberations relating to his own compensation.

                               PERFORMANCE GRAPH

     The following information compares the yearly percentage change in the Company's cumulative total stockholder return on stock with (i) the cumulative total return of the NASDAQ market index and (ii) the cumulative total return of the NASDAQ Health Services Industry Index over the period December 31, 1989 through December 31, 1994.

               COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
     AMONG SAFEGUARD HEALTH ENTERPRISES, INC., NASDAQ AND HEALTH SERVICES

                        PERFORMANCE GRAPH APPEARS HERE

                             Safeguard          NASDAQ    NASDAQ
Measurement Period           Health             Market    Health
(Fiscal Year Covered)        Enterprises, Inc.  Index     Services
- ---------------------        -----------------  -------   --------
Measurement Pt-1989          $100               $100      $100
FYE  1990                    $ 53.5             $ 84.9    $116.0
FYE  1991                    $105.6             $136.3    $258.2
FYE  1992                    $109.9             $158.6    $267.4
FYE  1993                    $154.9             $180.9    $308.6
FYE  1994                    $104.2             $176.9    $332.2


     The above information shall not be deemed incorporated by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.


                              FINANCIAL STATEMENTS

     The Company's audited consolidated financial statements and notes thereto, including selected financial data and management's discussion and analysis of financial condition and results of operations for the fiscal year ended December 31, 1994, are included in the Company's 1994 Annual Report on Form 10-K, which was mailed concurrently with this proxy statement to all stockholders of record as of March 31, 1995. Additional copies of the 1994 Annual Report on Form 10-K are available without charge upon request. Such requests should be directed to Secretary, Safeguard Health Enterprises, Inc., 505 North Euclid Street, P.O. Box 3210, Anaheim, California 92803-3210, or by telephone, (714) 778-1005, or by fax, (714) 778-4517.


                            INDEPENDENT ACCOUNTANTS

     The Company's financial statements for the fiscal year ended 1994 have been audited by the independent accounting firm of Deloitte & Touche LLP. A representative of Deloitte & Touche LLP will be present at the Annual Meeting and will have the opportunity to respond to appropriate questions. The selection of independent accountants for the current year will be made by the Board of Directors upon recommendation of the Audit Committee, consistent with its past practice of selecting independent accountants during the last quarter of the Company's fiscal year. The Board of Directors believes that it appropriately represents the stockholders' interest in this matter.

     In connection with its annual audit of the Company's financial statements for the fiscal years ended December 31, 1993, and 1994, there have been no disagreements with Deloitte & Touche LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Deloitte & Touche LLP, would have caused Deloitte & Touche LLP to make reference thereto in their reports on the financial statements for such years. The opinion of Deloitte & Touche LLP for the fiscal years ended December 31, 1993, and 1994, did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified in anyway.


                             STOCKHOLDER PROPOSALS

     Stockholder proposals for presentation at the 1996 Annual Meeting of Stockholders and to be considered for inclusion in next year's proxy statement must be received at the Company's principal executive offices on or before December 20, 1995.


                                 OTHER MATTERS

     The Company is not aware of any matters that may come before the Annual Meeting other than those referred to in the Notice of Annual Meeting of Stockholders. If any other matters shall properly come before the meeting, the persons named in the accompanying proxy form intend to vote thereon in accordance with their best judgment.


     ALL STOCKHOLDERS ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE.



                                  BY ORDER OF THE BOARD OF DIRECTORS,


                                  RONALD I. BRENDZEL
                                  Secretary



April 20, 1995
Anaheim, California

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

                      SAFEGUARD HEALTH ENTERPRISES, INC.

  Steven J. Baileys, D.D.S., and Ronald I. Brendzel are hereby appointed as proxies of the undersigned, with full power of substitution, and authorized to represent and vote all shares of Common Stock of SAFEGUARD HEALTH ENTERPRISES, INC. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Shareholders on Wednesday, May 24, 1995 and at any adjournments or postponements thereof.
                                                                  ---------
                                                                     SEE
                                                                   REVERSE
                                                                     SIDE
                                                                  ---------
                        (To be Signed on Reverse Side)


[X] PLEASE MARK YOUR                                                   -----
    VOTES AS IN THIS
    EXAMPLE.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF DIRECTORS.
                   FOR        WITHHELD     Nominees: Ronald I. Brendzel, J.D.
1. Election of     [_]          [_]                  Michael M. Mann, Ph.D.
   Directors:                                        Bradford M. Boyd, D.D.S.

For except vote withheld them the following nominee(s):

_______________________________________________________

2. To transact such other business as may properly come before the meeting or any adjournments thereof.

IF NOT OTHERWISE MARKED, THE SHARES REPRESENTED BY THIS PROXY SHALL BE VOTED FOR PROPOSAL 1.

PLEASE COMPLETE, DATE, SIGN AND RETURN IN THE ENCLOSED ENVELOPE.


SIGNATURE(S) ____________________________________ DATE _________________________
(NOTE): Please sign exactly as name appears hereon. If the stock is issued in the names of two or more persons, each of them should sign the proxy. If the proxy is executed by a corporation, it should be signed in the corporation name by an authorized officer.